                                                                  EXHIBIT (c)(4)

                                OPTION AGREEMENT
                                ----------------


     THIS OPTION AGREEMENT (the "Agreement") is made and entered into this 6th day of December, 1993 by and among Messrs. Larry A. Mizel and David D. Mandarich ("Sellers") and M.D.C. Holdings, Inc., a Delaware corporation ("Buyer").

     WHEREAS, Sellers own certain shares of common stock ("Richmond Common Stock") of Richmond Homes, Inc. I, a Delaware corporation and a 45% owned affiliate of Buyer ("Richmond");

     WHEREAS, Buyer has been advised by its financial advisor and placement agent in connection with the proposed private placement of Buyer's debt securities (the "Private Placement") that it is a condition precedent to completing the Private Placement that MDC acquire all of the capital stock of Richmond Homes not owned currently by MDC;

     WHEREAS, in order to complete the acquisition of Richmond Homes, Buyer desires to obtain from each Seller the exclusive, irrevocable right and option to buy the shares of Richmond Common Stock owned by such Seller;

     NOW, THEREFORE, for good and valuable consideration, the premises and the following mutual covenants and agreements, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   THE OPTION

     Section 1.01.  Purchase and Sale and Option.  Upon and subject to the terms
     ------------   ----------------------------
and conditions set forth in this Agreement, each Seller hereby grants and conveys to Buyer the exclusive, irrevocable right and option to purchase his shares of Richmond Common Stock (the "Option").

     Section 1.02.  Conditions and Term of Option.  The term of the Option shall
     ------------   -----------------------------
commence on the date of this Agreement and shall end at 5:00 p.m. M.S.T., January 31, 1994 (the "Term") unless the Option is earlier terminated or extended pursuant to the provisions of this Agreement.

     Section 1.03.  Extension of Option.  Buyer and Sellers may extend the Term
     ------------   -------------------
by mutual written consent.

     Section 1.04.  Exercise of the Option.  Buyer may exercise the Option by
     ------------   ----------------------
delivering to Sellers written notice (the "Exercise Notice") within the Term of the Option no less than one (1) day prior (the "Exercise Date") to the date it shall acquire the Richmond Common Stock (the "Closing Date") in accordance with the provisions of this Agreement.

                                  ARTICLE II
                     PURCHASE OF THE RICHMOND COMMON STOCK

     Section 2.01.  Purchase of the Common Stock.  Upon the exercise of the
     ------------   ----------------------------
Option in accordance with Section 1.04 hereinabove, on the Closing Date, Buyer shall purchase from Sellers, and each Seller shall sell and convey to Buyer, its interest in the shares of Richmond Common Stock in accordance with the terms and conditions contained in this Article II.

     Section 2.02.  Purchase Price.  The aggregate purchase price to be paid
     ------------   --------------
by Buyer to Sellers for the Richmond Common Stock purchased on the Closing Date shall be a minimum of $2,000,000 and up to a maximum of $3,500,000 (the "Purchase Price"). A Special Committee of the Boards of Directors of Buyer (the "Special Committee") intends to engage a financial advisor to perform a valuation of Richmond and to render a fairness opinion or appraisal to the Special Committee. The final Purchase Price shall be based upon the valuation of Richmond as determined by the independent financial advisor to be retained by the Special Committee. The form of consideration shall consist of shares of common stock of Buyer (the "MDC Common Stock") valued at $5.75, the last reported sale price on the New York Stock Exchange on December 3, 1993.

     Section 2.03.  Payment of Purchase Price.  The Purchase Price shall be
     ------------   -------------------------
paid on the Closing Date by Buyer.

     Section 2.04.  Closing.
     ------------   -------

     a.   On the Closing Date, each Seller shall deliver to Buyer the following:

          1. The original of the shares of Richmond Common Stock owned by such Seller, duly endorsed by each Seller to Buyer;

          2. A certificate executed by each Seller certifying such Seller's representations and warranties as described in Section 3.01; and

          3. Each Seller shall, whenever and as often as it shall be reasonably requested so to do by Buyer, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all conveyances, assignments and all other instruments and documents as may be reasonably necessary in order to complete the transaction contemplated hereby and to carry out the intent and purposes of this Agreement.

     b. On the Closing Date, Buyer, or its designee on behalf of the buyer, shall deliver to each of the Sellers the following:

          1.   Such Seller's respective portion of the Purchase Price; and

          2. An original certificate executed by Buyer certifying Buyer's representations and warranties as described in Section 4.01.

     c. The closing of the transactions contemplated hereby shall occur substantially simultaneously with, and are subject to and conditioned upon, (i) the closing of the Private Placement and (ii) the closing of the transactions under the option agreement (the "Base Assets Agreement") dated as of the date of this Agreement between Buyer and the Base Assets Trust ("Base Assets").

                                  ARTICLE III
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS

     Section 3.01.  Representations, Warranties and Covenants.  Assuming all of
     ------------   -----------------------------------------
the requisite consents and waivers have been obtained by Buyer under the Richmond Stockholders Agreement dated as of December 28, 1989 (the "Richmond Stockholders Agreement") with respect to the transactions contemplated by this Agreement and the Base Assets Agreement, each Seller, for himself, severally, represents, warrants and covenants that, as of the date hereof and as of the Closing Date:

     a. The execution and delivery by each Seller of, and such Seller's performance under, this Agreement are within such Seller's powers and have been duly authorized by all requisite action. This Agreement constitutes the legal, valid and binding and enforceable obligation of such Seller.

     b. The execution of this Agreement, the sale of the shares of Richmond Common Stock to Buyer, and the consummation of the transactions contemplated herein will not constitute a breach under any contract or agreement to which such Seller is a party or by which such Seller is bound or violate any court order by which such Seller is bound.

     c. Such Seller has not been notified of any pending or threatened litigation or other legal or administrative claim challenging such Seller's ownership, title or ability to transfer free and clear title to his shares of Richmond Common Stock.

     d. Such Seller has and will convey to Buyer good title to the Richmond Common Stock, free and clear of all adverse claims, security interests and other encumbrances.

     e. Such Seller has not granted to any party and, during the Term, shall not grant or negotiate with any party other than Buyer hereunder, any option, contract, or other agreement with respect to a purchase or sale of the Richmond Common Stock or any portion thereof or any interest therein.

     f. Such Seller agrees to waive its right of first refusal pursuant to the Richmond Stockholders Agreement with respect to the purchase by Buyer, pursuant to the Base Assets Agreement, of the Richmond Common Stock owned by Base Assets.

     g. Such Seller, as a stockholder of Richmond, consents to the issuance of a guarantee by Richmond and its wholly owned subsidiary, Richmond Homes, Inc. II, in favor of the holders of Senior Notes (as such term is defined in the Private Placement Memorandum dated December 6, 1993); provided that the Private Placement closes and the transactions contemplated under the Base Assets Agreement close substantially simultaneously therewith.

                                  ARTICLE IV
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

     Section 4.01.  Representations, Warranties and Covenants.  Buyer
     ------------   -----------------------------------------
represents, warrants and covenants that, as of the date hereof and as of the Closing Date:

     a. The execution and delivery by Buyer of, and Buyer's performance under, this Agreement are within Buyer's powers and have been duly authorized by all requisite action. This Agreement constitutes the legal, valid and binding and enforceable obligation of Buyer.

     b. The execution of this Agreement, the purchase by Buyer of the Richmond Common Stock and the consummation of the transactions contemplated herein will not constitute a breach under any contract or agreement to which Buyer is a party or by which Buyer is bound, other than a potential conflict with loan agreements relating to certain secured notes of Buyer which are being substantially repaid on the Closing Date with a portion of the proceeds of the Private Placement, or violate any court order by which Buyer is bound.

     c. Buyer agrees to indemnify each Seller and hold each Seller harmless against any and all claims based in whole or in part on any act of Buyer for commissions, fees, or other compensation made by any broker, agent or salesman as the result of the sale contemplated hereby.

     d. Buyer agrees to obtain all of the requisite consents and waivers under the Richmond Stockholders Agreement with respect to the transactions contemplated by this Agreement and the Base Assets Agreement.

     e. Buyer agrees to use its best efforts to cause the registration under the Securities Act of 1933, as amended, of the MDC Common Stock within a reasonable period of time following the Closing Date.

                                   ARTICLE V
                               DEFAULT; REMEDIES

     Section 5.01.  Failure Timely to Exercise Option.  If Buyer fails timely to
     ------------   ---------------------------------
exercise the Option for any reason, or fails to purchase the shares of Richmond Common Stock after exercise of the Option, then this Agreement shall terminate upon expiration of the Term, neither party shall have any rights or obligations hereunder.

     Section 5.02.  Sellers Default.  If either Seller fails to perform any
     ------------   ---------------
covenant, agreement or condition hereof as provided herein, then Buyer may, at its election, treat this Agreement as terminated; provided, however, that Buyer may, at its election, treat this Agreement as being in full force and effect, and Buyer may proceed and preserve its right to action for specific performance and/or damages as to the defaulting party.

                                   ARTICLE VI
                       PROVISIONS OF GENERAL APPLICATION

     SECTION 6.01.  GOVERNING LAW.  THE PARTIES HERETO HEREBY EXPRESSLY AGREE
     ------------   -------------
THAT THE TERMS AND CONDITIONS HEREOF, AND THE SUBSEQUENT PERFORMANCE HEREUNDER, SHALL BE CONSTRUED AND CONTROLLED BY THE LAWS OF THE STATE OF COLORADO, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     Section 6.02.  Headings.  Article and Section headings used in this
     ------------   --------
Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

     Section 6.03.  Entire Agreement - Alteration or Amendment.  This Agreement
     ------------   ------------------------------------------
constitutes the entire agreement of the parties with respect to the subject matter hereof. No change, alteration, amendment, modification or waiver of any of the terms or provisions hereof shall be valid unless the same shall be in writing and signed by the parties hereto.

     Section 6.04.  Assignment.  This Agreement shall be binding upon, and inure
     ------------   ----------
to the benefit of, Sellers and Buyer and their respective permitted successors and assigns, provided that this Agreement shall not be assignable by either Seller without the express written consent of Buyer, in its sole discretion. Provided payment of the Purchase Price is tendered to Sellers on the Closing Date, Buyer shall have the right to designate a nominee to whom the Richmond Common Stock shall be delivered and to act on behalf of Buyer hereunder.

     Section 6.05.  Notices.  All notices provided for hereunder shall be deemed
     ------------   -------
given and received (a) when personally delivered; or (b) 48 hours after the same are deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, or (c) 24 hours after the same are delivered to an overnight courier service addressed to the applicable party at the address indicated below for such party or, as to each party, at such other address as shall be designated by such party in a written notice to the other party:

     To Seller:     Larry A. Mizel
                    c/o M.D.C. Holdings, Inc.
                    3600 S. Yosemite Street
                    Suite 900
                    Denver, Colorado 80237

                    David D. Mandarich
                    c/o M.D.C. Holdings, Inc.
                    3600 S. Yosemite Street
                    Suite 900
                    Denver, Colorado 80237

     To Buyer:      M.D.C. Holdings, Inc.
                    3600 S. Yosemite Street
                    Suite 900
                    Denver, Colorado  80237
                    Attention:  Spencer I. Browne

     Section 6.06.  Survival, Conditions Precedent.  Agreements,
     ------------   ------------------------------
representations, covenants, and warranties on the part of all parties contained in this Agreement or any amendment or supplement hereto shall survive the Closing Date and delivery of the shares of Richmond Common Stock and shall not be merged thereby, and, in addition to any effect any of same have in law or in equity, all of same will be deemed to be conditions precedent to performance by the parties hereunder, whether so expressed or not. The party for whose benefit a condition exists may unilaterally waive such condition.

     Section 6.07.  Indemnity.  Buyer hereby agrees to defend, indemnify, save
     ------------   ---------
and hold each Seller, its successors and assigns, harmless from and against any and all liabilities, claims, damages and expenses (including reasonable legal fees) under this Agreement or the transactions related hereto or in connection with any actions taken by the Sellers, or either one of them, in their capacity as stockholders of Richmond, with respect to the business of Richmond, except to the extent that any such liability results from such Seller's gross negligence or willful misconduct. Neither Seller shall compromise or settle any claim for which such Seller is claiming indemnity without prior written consent of the Buyer which shall not be unreasonably withheld.

     Section 6.08.  Invalidity of Any Provision.  In the event that any
     ------------   ---------------------------
condition or covenant herein contained is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of the Agreement and shall in no way affect any other covenant or condition herein contained. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.

                                 [END OF PAGE]


                                       6

                                                                              32

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

                              BUYER:

                              M.D.C. HOLDINGS, INC.,
                              a Delaware corporation


                              By: /s/ Spencer I. Browne
                                 ---------------------------------


                              SELLERS:


                              By: /s/ Larry A. Mizel
                                 ---------------------------------
                                    Larry A. Mizel



                              By: /s/ David D. Mandarich
                                 ---------------------------------
                                    David D. Mandarich

                                   EXHIBIT A

     The following constitute the Richmond Common Stock which are the subject to the Option Agreement:

     1.   2,333 shares of Richmond Common Stock owned by Larry A. Mizel

     2.   1,167 shares of Richmond Common Stock owned by David D. Mandarich


                                                                              34